EXHIBIT 99

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
FIRST QUARTER RESULTS
Malvern, PA, April 21, 2008 — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.33 per share for the quarter ended March 31, 2008, compared to $0.43 per share (diluted) for the quarter ended March 31, 2007.
Funds from operations available to common shareholders (diluted) (“FFO”) for the first quarter of 2008 was $0.80 per share, compared to $0.80 per share for the first quarter of 2007. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.
On March 31, 2008, Liberty closed a $324 million permanent financing for Comcast Center, a development property in Philadelphia, PA. Also effective March 31, Comcast Center was transferred from Liberty to an unconsolidated joint venture in which Liberty has a 20% interest.
“I am pleased with Liberty’s results in the first quarter, which reflected solid leasing velocity and our ability to secure opportunities for selective development,” said Bill Hankowsky, chief executive officer. “However, the prolonged stagnation of the credit markets and the increasing economic slowdown is slowing our tenants’ decisions and thinning market demand, meaning we are working harder for every piece of business. Given the environment, I am very glad we are a defensively-positioned company with a strong balance sheet, minimal lease rollover, and no need to access the capital markets this year.”
Portfolio Performance
Leasing: At March 31, 2008 Liberty’s in-service portfolio of 73.8 million square feet was 92.2% occupied, compared to 92.9% at the end of last year. During the quarter, Liberty completed lease transactions totaling 5.3 million square feet of space.
Same Store Performance: Property level operating income for same store properties decreased by 1.1% on a cash basis and decreased by 1.5 % on a straight line basis for the first quarter of 2008 compared to the same quarter in 2007.
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Liberty Property Trust First Quarter 2008 Results -2-
Real Estate Investments
Development: During the first quarter, Liberty brought into service three development properties totaling 237,000 square feet for a total investment of $23.2 million. These properties include two fully-leased properties and one distribution facility that is currently unleased. At quarter-end the properties were 49.3% leased, the current yield on these investments is 7.0%, and the projected stabilized yield is 9.4%. Additionally, 22,000 square feet of the 1.25 million square foot Comcast Center development came into service during the first quarter.
During the first quarter, Liberty began development of four properties totaling 1.2 million square feet, with an expected total investment of $90.3 million. The properties consist of a 554,000 square foot distribution building in Hagerstown, MD; a 452,000 square foot distribution building in Breinigsville, PA; a 126,000 square foot distribution building in Orlando, FL; and a 95,000 square foot office building in Philadelphia, PA. These properties are 68% pre-leased. In addition, a joint venture in which Liberty owns 25% began construction on a 225,000 square foot facility in Swedesboro, NJ, representing a total investment of $11.7 million.
As of March 31, 2008, Liberty had 6.5 million square feet of wholly-owned and joint venture properties under development. This activity represents a total projected investment of $749.3 million, with an expected yield of 8.3%. The properties were 35.5% leased at March 31.
Acquisitions: Liberty acquired no properties during the quarter.
Dispositions: Liberty sold one operating property, which contained 22,000 square feet of leaseable space, and 13 acres of land for $5.8 million.
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 74 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
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Liberty Property Trust First Quarter 2008 Results -3-
Liberty will host a conference call during which management will discuss first quarter results, on Tuesday, April 22, 2008, at 1:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 41978776. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
March 31, 2008
(In thousands, except per share amounts)

	Quarter Ended
	March 31, 2008	March 31, 2007
	(Unaudited)
Operating Revenue
Rental	$135,591	$114,597
Operating expense reimbursement	57,897	50,221

Total operating revenue	193,488	164,818

Operating Expenses
Rental property	40,083	35,575
Real estate taxes	20,838	16,088
General and administrative	13,969	13,083
Depreciation and amortization	43,999	35,871

Total operating expenses	118,889	100,617

Operating Income	74,599	64,201

Other Income/Expense
Interest and other	3,097	2,517
Interest	(42,450)	(27,024)

Total other income/expense	(39,353)	(24,507)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	35,246	39,694
Gain on property dispositions	641	152
Income taxes	(484)	(301)
Minority interest	(6,408)	(5,481)
Equity in earnings of unconsolidated joint ventures	377	729

Income from continuing operations	29,372	34,793

Discontinued operations net of minority interest (including net gain on property dispositions of $610 and $2,801 for the quarters ended March 31, 2008 and 2007)	589	4,905

Net Income	$29,961	$39,698

Basic income per common share
Continuing operations	$0.32	$0.39

Discontinued operations	$0.01	$0.05

Total basic income per common share	$0.33	$0.44

Diluted income per common share
Continuing operations	$0.32	$0.38

Discontinued operations	$0.01	$0.05

Total diluted income per common share	$0.33	$0.43

Weighted average shares
Basic	91,715	91,036

Diluted	91,943	92,018

Liberty Property Trust
Statement of Funds From Operations
March 31, 2008
(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2008		March 31, 2007
		Per		Per
		Weighted		Weighted
		Average		Average
	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$29,961	$0.33	$39,698	$0.44

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,548		841
Depreciation and amortization	43,378		37,927
Gain on property dispositions	(968)		(3,387)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	(1,995)		(1,546)

Funds from operations available to common shareholders — basic	$73,924	$0.81	$73,533	$0.81

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$29,961	$0.33	$39,698	$0.43

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,548		841
Depreciation and amortization	43,378		37,927
Gain on property dispositions	(968)		(3,387)
Minority interest excluding preferred unit distributions	1,352		1,815

Funds from operations available to common shareholders — diluted	$77,271	$0.80	$76,894	$0.80

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	91,715		91,036
Dilutive shares for long term compensation plans	228		982

Diluted shares for net income calculations	91,943		92,018
Weighted average common units	4,190		4,190

Diluted shares for funds from operations calculations	96,133		96,208

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REIT’s since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
March 31, 2008
(In thousands, except share amounts)

	March 31, 2008	December 31, 2007
	(Unaudited)
Assets
Real estate:
Land and land improvements	$783,042	$796,501
Building and improvements	4,131,144	4,434,731
Less:accumulated depreciation	(895,395)	(863,609)

Operating real estate	4,018,791	4,367,623

Development in progress	286,875	328,138
Land held for development	218,204	247,124

Net real estate	4,523,870	4,942,885

Cash and cash equivalents	6,924	37,989
Restricted cash	58,692	34,567
Accounts receivable	13,347	12,217
Deferred rent receivable	78,392	80,087
Deferred financing and leasing costs, net of accumulated amortization (2008, $127, 234; 2007, $119, 721)	131,210	144,689
Investment in unconsolidated joint ventures	316,348	278,383
Prepaid expenses and other assets	78,387	107,932

Total assets	$5,207,170	$5,638,749

Liabilities
Mortgage loans	$236,085	$243,169
Unsecured notes	2,155,000	2,155,000
Credit facility	265,000	622,960
Accounts payable	42,502	44,666
Accrued interest	39,225	39,725
Dividend and distributions payable	60,256	59,849
Other liabilities	214,117	263,738

Total liabilities	3,012,185	3,429,107

Minority interest	370,987	372,621

Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 187, 987, 000 shares authorized, 93,539,759 (includes 1,249,909 in treasury) and 92,817,879 (includes 1,249,909 in treasury) shares issued and outstanding as of March 31, 2008 and December 31, 2007, respectively	94	93
Additional paid-in capital	1,998,924	1,984,141
Accumulated other comprehensive income	21,248	21,378
Distributions in excess of net income	(144,317)	(116,640)
Common shares in treasury, at cost, 1,249,909 shares as of March 31, 2008 and December 31, 2007	(51,951)	(51,951)

Total shareholders’ equity	1,823,998	1,837,021

Total liabilities & shareholders’ equity	$5,207,170	$5,638,749